SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 9, 2014
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NETFLIX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Winchester Circle
Los Gatos, CA
95032
(Address of principal executive offices)
(Zip Code)
(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, the stockholders of Netflix, Inc. (the “Company” or “we”) approved the adoption of the Company’s Performance Bonus Plan (the “Plan”) under which we may provide compensation to eligible employees based upon the Company achieving certain performance goals.  The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan which is filed as an exhibit to this report.
 The purpose of the Plan is to provide compensation to key executives based on Company performance. The Plan accomplishes this by paying awards only after the achievement of specified performance goals.  The Compensation Committee (the “Committee”) of our Board will be the administrator of the Plan. The Committee will have authority to select any employees of the Company and its affiliates to be eligible to earn an award under the Plan. The actual number of employees who will be eligible during any particular year cannot be determined in advance because the Committee has discretion to select the participants. As of the date of this report, there are no participants in the Plan and the Committee is not obligated to select any participants in the future. The Committee has not made any decisions with respect to utilizing the Plan.
Under the Plan, the Committee assigns each participant a target award and performance goal or goals for a performance period set by the Committee. The participant’s target award typically will be expressed as a dollar amount or as a percentage of his or her base salary.
Each performance period will last from one to twelve fiscal quarters (in other words, each performance period will be no shorter than approximately three months nor longer than approximately thirty-six months), as determined by the Committee. More than one performance period may exist at any one time and the performance periods may vary in length. However, no individual may participate in more than four performance periods at any one time.
For each performance period, the Committee will specify one or more performance goal(s) that must be achieved before an award actually will be paid to the participant for that performance period. The performance goals set by the Committee may require the achievement of objectives for one or more of:

•	Revenue

•	Subscriber metrics, including net and gross subscription additions, total membership as well as retention

•	Profit, including contribution profit

•	Margins, including contribution margins

•	Cash Flow

•	Technology advances and innovations

•	Brand or product recognition or awards

•	Stock price

The Committee may choose to set target goals: (1) in absolute terms, (2) in relative terms (including, but not limited to, the passage of time, historical results, and/or against other companies or financial metrics), (3) on a per share and/or per capita basis, (4) against the performance of the Company as a whole or against particular business units, lines or products of the Company, (5) on a pre-tax or after-tax basis, and/or (7) on a GAAP (generally accepted accounting principles) or non-GAAP basis. Performance goals may differ from participant to participant, from performance period to performance period and from award to award. The Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than GAAP).
After a performance period ends, the Committee will certify in writing the extent to which the specified performance goals actually were achieved or exceeded. The actual award that is earned, if any, will be determined using an objective formula that increases or decreases the participant’s award based on the level of actual performance attained. The Committee has discretion to reduce or eliminate (but not to increase) the actual award otherwise payable to any participant based on actual performance. In any case, the Plan limits actual awards to a maximum of $15 million per participant for any fiscal year of the Company, even if actual performance versus the specified goals otherwise would entitle the participant to a greater payout.
Any actual award that is earned generally will be paid in cash no later than 60 days after the performance period ends. The Committee (in its discretion) also may choose to pay bonuses to Plan participants outside of the Plan on terms established by the Committee from time to time. Any such bonuses would not qualify as performance-based under Section 162(m).
The Committee will administer the Plan, unless and until the Board chooses a different Committee (comprised solely of members of the Board) to administer the Plan. Members of the committee that administers the Plan must qualify as outside directors under Section 162(m). Subject to the terms of the Plan, the Committee has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the target award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	Interpret the provisions of the Plan.

The Board or the Committee may amend or terminate the Plan at any time and for any reason. An amendment will be subject to stockholder approval to the extent necessary under Section 162(m).

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 9, 2014, Netflix, Inc. (the “Company”) held its annual meeting of stockholders in Los Gatos, California (“Annual Meeting”). As of April 11, 2014, the Company’s record date, there were a total of 59,947,618 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 51,494,776 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.
The stockholders of the Company voted on the following items at the Annual Meeting:

1.	The election of three Class III directors to hold office until the 2017 Annual Meeting of Stockholders;

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

3.	Advisory approval of the Company’s executive officer compensation;

4.	The approval of the Company's Performance Bonus Plan;

5.	A stockholder proposal to repeal the Company’s classified board;

6.	A stockholder proposal regarding majority voting standard in director elections;

7.	A stockholder proposal regarding right to vote regarding poison pills;

8.	A stockholder proposal regarding confidential voting;

9.	A stockholder proposal regarding an independent board chair.

For more information about the foregoing proposals, see the Company's definitive proxy statement dated April 28, 2014.
The number of votes cast, as applicable, for, against and withheld, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Reed Hastings	32,839,859	11,216,980	7,437,936

Nominee	For	Withheld	Broker Non-Votes
Jay C. Hoag	22,154,729	21,902,110	7,437,936

Nominee	For	Withheld	Broker Non-Votes
A. George (Skip) Battle	25,822,031	18,234,808	7,437,936
Based on the votes set forth above, the director nominees were duly elected.
2. The Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 received the following votes:

For	Against	Abstain	Broker Non-Votes
50,446,208	247,857	800,710	—
Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was duly ratified.
3. Advisory Approval of the Company's Executive Officer Compensation
The proposal to receive a non-binding advisory vote on executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
42,553,845	1,400,257	102,737	7,437,936
Based on the votes set forth above, the stockholders advised that they were in favor of the named executive officer compensation set forth in the proxy statement.
4. Approval of the Company's Performance Bonus Plan
The proposal to approve the Company's Performance Bonus Plan received the following votes:

For	Against	Abstain	Broker Non-Votes
43,008,207	969,420	79,212	7,437,936
Based on the votes set forth above, the Company's Performance Bonus Plan was duly approved.
5. Stockholder Proposal To Repeal the Company's Classified Board
The non-binding proposal from a stockholder to repeal the Company’s classified board received the following votes:

For	Against	Abstain	Broker Non-Votes
36,181,519	7,776,990	98,330	7,437,936
Based on the votes set forth above, the non-binding proposal from a stockholder to repeal the Company’s classified board was duly approved.
6. Stockholder Proposal Regarding Majority Voting Standard in Director Elections
The non-binding proposal from a stockholder regarding majority voting standard in director elections received the following votes:

For	Against	Abstain	Broker Non-Votes
36,249,537	7,711,933	95,369	7,437,936
Based on the votes set forth above, the non-binding proposal from a stockholder regarding majority voting standard in director elections was duly approved.
7. Stockholder Proposal Regarding Right to Vote Regarding Poison Pills
The non-binding proposal from a stockholder regarding the right to vote regarding poison pills received the following votes:

For	Against	Abstain	Broker Non-Votes
35,292,127	8,667,772	96,940	7,437,936
Based on the votes set forth above, the non-binding proposal from a stockholder regarding the right to vote regarding poison pills was duly approved.
8. Stockholder Proposal Regarding Confidential Voting
The non-binding proposal from a stockholder regarding confidential voting received the following votes:

For	Against	Abstain	Broker Non-Votes
16,749,977	27,169,451	137,411	7,437,936
Based on the votes set forth above, the non-binding proposal from a stockholder regarding confidential voting was not approved.
9. Stockholder Proposal Regarding An Independent Board Chair
The non-binding proposal from a stockholder regarding an independent board chair received the following votes:

For	Against	Abstain	Broker Non-Votes
20,554,589	23,410,508	91,742	7,437,936
Based on the votes set forth above, the non-binding proposal from a stockholder regarding an independent board chair was not approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

10.1        Netflix, Inc. Performance Bonus Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on
Schedule 14A filed with the Securities and Exchange Commission on April 28, 2014).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Date: June 9, 2014

/s/ David Hyman
David Hyman
General Counsel and Secretary